                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549

                                       Form 8-K



                                    CURRENT REPORT



                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934



Date of Report:    September 3, 1996
                   ---------------------

                         UNITED ASSET MANAGEMENT CORPORATION
- --------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


Delaware                          1-9215                   04-2714625
- ------------------------------    ----------------------   --------------------
(State or other jurisdiction      (Commission              (IRS Employer
of incorporation)                 File Number)             Identification No.)


One International Place, Boston, Massachusetts                  02110
- --------------------------------------------------------------------------------
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:   (617) 330-8900
                                                      --------------

ITEM 5.  OTHER EVENTS.

              On August 28, 1996, United Asset Management Corporation ("UAM") acquired all of the stock of Rogge Global Partners Plc, an English public company limited by shares, in a transaction accounted for as a pooling of interests. Rogge Global Partners is a global fixed income investment firm with approximately $3.5 billion in institutional assets under management. Founded in 1985, Rogge Global Partners has institutional clients in the United States, the United Kingdom, the Middle East, the Netherlands and Bermuda.


              On August 29, 1996, UAM acquired all of the stock of Clay Finlay Inc., a New York corporation, and Clay Finlay Ltd., a Bermuda corporation, in a transaction also accounted for as a pooling of interests. Clay Finlay is a global equity investment management firm, managing approximately $6 billion in global, EAFE (Europe, Australasia and Far East), regional, and emerging market portfolios. The firm has managed international equity accounts for institutions since 1983. It has offices in London, Geneva, Hong Kong, Tokyo and Melbourne; and its clients include public and private entities in the United States, Canada, the United Kingdom, Continental Europe, Australia and the Far East.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

    (a)       PRO FORMA FINANCIAL INFORMATION.

              (1) Unaudited Pro Forma Condensed Combined Balance Sheet of UAM as of December 31, 1995 and December 31, 1994.

              (2) Unaudited Pro Forma Condensed Combined Statement of Operations of UAM for each of the three years ended December 31, 1995, December 31, 1994 and December 31, 1993.

              (3) Unaudited Pro Forma Condensed Combined Balance Sheet of UAM as of June 30, 1996.

              (4) Unaudited Pro Forma Condensed Combined Statement of Operations of UAM for the six-month period ended June 30, 1996.

    (b)       RESTATED FINANCIAL STATEMENTS.

              (1) Unaudited Consolidated Statement of Income for the six-month periods ended June 30, 1996 and June 30, 1995.

              (2) Unaudited Condensed Consolidated Balance Sheet as of June 30, 1996 and Condensed Consolidated Balance Sheet as of December 31, 1995.

              (3) Unaudited Condensed Consolidated Statement of Cash Flows for the six-month periods ended June 30, 1996 and June 30, 1995.

              (4) Notes to Unaudited Condensed Consolidated Financial Statements for the six-month periods ended June 30, 1996 and June 30, 1995.

              (5)  Report of Independent Accountants.

              (6)  Consolidated Balance Sheet as of December 31, 1995 and 1994.

              (7) Consolidated Statement of Income for each of the three years in the period ended December 31, 1995.

              (8) Consolidated Statement of Cash Flows for each of the three years in the period ended December 31, 1995.

              (9) Consolidated Statement of Changes in Stockholders' Equity for each of the three years in the period ended
                   December 31, 1995.

             (10)  Notes to Consolidated Financial Statements.

    (c)       EXHIBITS.

           EXHIBIT NUMBER

              23.1 Consent of Price Waterhouse LLP.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                             UNITED ASSET MANAGEMENT CORPORATION
                             -----------------------------------
                             Registrant




Dated:   September 3, 1996             By:  /s/ William H. Park
                                            -------------------
                                            William H. Park
                                            Executive Vice President
                                            and Chief Financial Officer

                         UNITED ASSET MANAGEMENT CORPORATION

                      PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                     (Unaudited)
                                  December 31, 1995


    The following unaudited pro forma condensed combined balance sheet is based upon the consolidated balance sheets of United Asset Management Corporation and subsidiaries ("UAM"), Clay Finlay Inc. and subsidiary and Clay Finlay Ltd. and subsidiaries (combined as "CF") and Rogge Global Partners Plc ("RG") as of December 31, 1995, and has been prepared to reflect the poolings of interests with CF and RG by UAM as if they had been consummated as of December 31, 1995.

    This statement should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Form 8-K.

                         UNITED ASSET MANAGEMENT CORPORATION

                      PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                     (Unaudited)
                                  December 31, 1995
                                    (In thousands)

                                                                                               Pro Forma
                                                     UAM              CF             RG        Combined
                                                     ---              --             --        ---------
ASSETS

Current assets . . . . . . . . . . . . . . . .   $  260,700        $10,969         $2,750     $  274,419
Fixed assets, net. . . . . . . . . . . . . . .       26,746          1,596             86         28,428
Cost assigned to contracts acquired, net . . .    1,037,280              -              -      1,037,280
Other assets . . . . . . . . . . . . . . . . .       60,211            230             67         60,508
                                                 ----------        -------         ------     ----------
Total assets . . . . . . . . . . . . . . . . .   $1,384,937        $12,795         $2,903     $1,400,635
                                                 ----------        -------         ------     ----------
                                                 ----------        -------         ------     ----------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities  . . . . . . . . . . . . .   $  181,332        $ 7,429         $1,979     $  190,740
Senior notes payable . . . . . . . . . . . . .      150,000              -              -        150,000
Subordinated notes payable . . . . . . . . . .      523,020            500              -        523,520
Deferred income taxes  . . . . . . . . . . . .       44,688            (82)             -         44,606
                                                 ----------        -------         ------     ----------
Total liabilities  . . . . . . . . . . . . . .      899,040          7,847          1,979        908,866
                                                 ----------        -------         ------     ----------

Stockholders' equity:
  Total paid-in capital  . . . . . . . . . . .      341,706            449            168        342,323
  Retained earnings. . . . . . . . . . . . . .      175,695          4,499            756        180,950
  Less treasury shares at cost . . . . . . . .      (31,504)             -              -        (31,504)
                                                 ----------        -------         ------     ----------
Total stockholders' equity . . . . . . . . . .      485,897          4,948            924        491,769
                                                 ----------        -------         ------     ----------
Total liabilities and stockholders' equity . .   $1,384,937        $12,795         $2,903     $1,400,635
                                                 ----------        -------         ------     ----------
                                                 ----------        -------         ------     ----------


                         UNITED ASSET MANAGEMENT CORPORATION

                      PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                     (Unaudited)
                                  December 31, 1994


    The following unaudited pro forma condensed combined balance sheet is based upon the consolidated balance sheets of United Asset Management Corporation and subsidiaries ("UAM"), Clay Finlay Inc. and subsidiary and Clay Finlay Ltd. and subsidiaries (combined as "CF") and Rogge Global Partners Plc ("RG") as of December 31, 1994, and has been prepared to reflect the poolings of interests with CF and RG by UAM as if they had been consummated as of December 31, 1994.

    This statement should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Form 8-K.

                         UNITED ASSET MANAGEMENT CORPORATION

                      PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                     (Unaudited)
                                  December 31, 1994
                                    (In thousands)


                                                                                                                        Pro Forma
                                                                UAM                    CF                  RG            Combined
                                                                ---                    --                  --           ---------
ASSETS

Current assets . . . . . . . . . . . . . . . . .             $179,264             $ 9,753              $1,746           $190,763
Fixed assets, net. . . . . . . . . . . . . . . .               19,351               1,533                 106             20,990
Cost assigned to contracts acquired, net . . . .              656,130                   -                   -            656,130
Other assets . . . . . . . . . . . . . . . . . .               60,882                 334                 103             61,319
                                                             ---------             -------              ------           --------
Total assets . . . . . . . . . . . . . . . . . .             $915,627             $11,620              $1,955           $929,202
                                                             ---------             -------              ------           --------
                                                             ---------             -------              ------           --------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities. . . . . . . . . . . . . . .             $114,089             $ 5,294              $1,151           $120,534
Senior notes payable . . . . . . . . . . . . . .              172,000                   -                   -            172,000
Subordinated notes payable . . . . . . . . . . .              192,330                 600                 162            193,092
Deferred income taxes. . . . . . . . . . . . . .               37,367                  30                  21             37,418
                                                             ---------             -------              ------           --------
Total liabilities. . . . . . . . . . . . . . . .              515,786               5,924               1,334            523,044
                                                             ---------             -------              ------           --------

Stockholders' equity:
    Total paid-in capital. . . . . . . . . . . .              255,445                 302                 168            255,915
    Retained earnings. . . . . . . . . . . . . .              150,951               5,394                 453            156,798
    Less treasury shares at cost . . . . . . . .               (6,555)                   -                   -            (6,555)
                                                             ---------             -------              ------           --------
Total stockholders' equity . . . . . . . . . . .              399,841               5,696                 621            406,158
                                                             ---------             -------              ------           --------
Total liabilities and stockholders' equity . . .             $915,627             $11,620              $1,955           $929,202
                                                             ---------             -------              ------           --------
                                                             ---------             -------              ------           --------

                         UNITED ASSET MANAGEMENT CORPORATION

                 PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                     (Unaudited)
                         For the Year Ended December 31, 1995


    The following unaudited pro forma condensed combined statement of operations is based upon the consolidated results of operations of United Asset Management Corporation and subsidiaries ("UAM"), Clay Finlay Inc. and subsidiary and Clay Finlay Ltd. and subsidiaries (combined as "CF") and Rogge Global Partners Plc ("RG") for the year ended December 31, 1995. To reflect the poolings of interests of CF and RG by UAM, this statement combines the results of operations of UAM for the year ended December 31, 1995, with those of CF and RG as if 100% of the common stock of these companies had been acquired on January 1, 1995, and gives effect to the pro forma adjustments described in Notes 1 and 2.

    This statement should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Form 8-K.

                         UNITED ASSET MANAGEMENT CORPORATION

                 PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                     (Unaudited)
                         For the Year Ended December 31, 1995
                        (In thousands, except per-share data)


                                                                                               Pro Forma Adjustments
                                                                                               ---------------------    Pro Forma
                                                           UAM        CF         RG             CF               RG      Combined
                                                           ---        --         --             --               --      --------
Revenues. . . . . . . . . . . . . . . . . . . . .       $698,462   $29,269    $6,622                                    $734,353
                                                         --------   -------    ------                                    --------
Compensation and related expenses . . . . . . . .        336,787    22,078     3,651       $(12,696)(a)    $(2,466)(a)   347,354
Amortization of cost assigned to contracts
    acquired  . . . . . . . . . . . . . . . . . .         93,192         -         -                                      93,192
Other operating expenses. . . . . . . . . . . . .        106,773     6,561     2,120                                     115,454
                                                         --------   -------    ------                                    --------
                                                         536,752    28,639     5,771                                     556,000
                                                         --------   -------    ------                                    --------
Operating income. . . . . . . . . . . . . . . . .        161,710       630       851                                     178,353
                                                         --------   -------    ------                                    --------

Interest expense, net . . . . . . . . . . . . . .         42,325       155         6                                      42,486
Other amortization. . . . . . . . . . . . . . . .          1,695         -         -                                       1,695
                                                         --------   -------    ------                                    --------
Income before income taxes. . . . . . . . . . . .        117,690       475       845                                     134,172
Income tax expense. . . . . . . . . . . . . . . .         50,373       886       495          4,751(b)         922(b)     57,427
                                                         --------   -------    ------                                    --------
Net income (loss) . . . . . . . . . . . . . . . .       $ 67,317    $ (411)    $ 350                                    $ 76,745
                                                         --------   -------    ------                                    --------
                                                         --------   -------    ------                                    --------

Primary earnings per share (see Note 2) . . . . .          $1.08(1)                                                        $1.10

Fully diluted earnings per share (see Note 2) . .          $1.08(1)                                                        $1.10

(1) Historical per-share figures restated for a two-for-one common stock split declared May 16, 1996.

    See Notes to Pro Forma Condensed Combined Statement of Operations.

                         UNITED ASSET MANAGEMENT CORPORATION

            NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                     (Unaudited)
                         For the Year Ended December 31, 1995


NOTE 1

    The pro forma condensed combined statement of operations has been prepared to reflect the poolings of interests of CF and RG, as if 100% of the common stock of these companies had been acquired on January 1, 1995.

    Pro forma adjustments have been made to reflect the following:

    (a) Historical compensation expenses of CF and RG were adjusted to reflect the terms of the Revenue Sharing Agreements entered into by UAM and CF and by UAM and RG. These agreements require the companies to remit a specified percentage of their revenues to UAM, with the difference being retained to pay compensation and other operating expenses.

    (b) Historical income tax expense was adjusted to reflect the change in pre-tax income on a pro forma basis resulting from the acquisition of the businesses described above.


NOTE 2

    Per-share data are based upon the actual number of common and common equivalent shares for the year ended December 31, 1995, plus the common stock issued in connection with the acquisitions of CF and RG. Pro forma earnings per share have been calculated in accordance with the modified treasury stock method.

                         UNITED ASSET MANAGEMENT CORPORATION

                 PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                     (Unaudited)
                         For the Year Ended December 31, 1994


    The following unaudited pro forma condensed combined statement of operations is based upon the consolidated results of operations of United Asset Management Corporation and subsidiaries ("UAM"), Clay Finlay Inc. and subsidiary and Clay Finlay Ltd. and subsidiaries (combined as "CF") and Rogge Global Partners Plc ("RG") for the year ended December 31, 1994. To reflect the poolings of interests of CF and RG by UAM, this statement combines the results of operations of UAM for the year ended December 31, 1994, with those of CF and RG as if 100% of the common stock of these companies had been acquired on January 1, 1994, and gives effect to the pro forma adjustments described in Notes 1 and 2.

    This statement should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Form 8-K.

                      UNITED ASSET MANAGEMENT CORPORATION

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                  (Unaudited)
                     For the Year Ended December 31, 1994
                  (In thousands, except for per-share data)

                                                                                           Pro Forma Adjustments
                                                                                           ---------------------       Pro Forma
                                                    UAM          CF           RG            CF               RG         Combined
                                                    ---          --           --            --               --         --------
Revenues........................................  $492,288     $26,042      $3,039                                      $521,369
                                                  --------     -------      ------                                      --------
Compensation and related expenses...............   240,611      18,962       1,458      $(9,503)(a)      $(1,449)(a)     250,079
Amortization of cost assigned to contracts
  acquired......................................    55,121           -           -                                        55,121
Other operating expenses........................    80,577       4,801       1,517                                        86,895
                                                  --------     -------      ------                                      --------
                                                   376,309      23,763       2,975                                       392,095
                                                  --------     -------      ------                                      --------
Operating income................................   115,979       2,279          64                                       129,274
                                                  --------     -------      ------                                      --------


Interest expense (income), net..................    11,512          63          (7)                                       11,568
Other amortization..............................     1,261           -           -                                         1,261
                                                  --------     -------      ------                                      --------
Income before income taxes......................   103,206       2,216          71                                       116,445
Income tax expense..............................    44,194         868          46        4,148(b)           604(b)       49,860
                                                  --------     -------      ------                                      --------
Net income......................................  $ 59,012     $ 1,348      $   25                                      $ 66,585
                                                  ========     =======      ======                                      ========

Primary earnings per share (see Note 2)              $1.00(1)                                                              $1.00

Fully diluted earnings per share (see Note 2)        $1.00(1)                                                              $1.00


(1) Historical per-share figures restated for a two-for-one common stock split declared May 16, 1996.

     See Notes to Pro Forma Condensed Combined Statement of Operations.

                         UNITED ASSET MANAGEMENT CORPORATION

            NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                     (Unaudited)
                         For the Year Ended December 31, 1994



NOTE 1

    The pro forma condensed combined statement of operations has been prepared to reflect the poolings of interests of CF and RG, as if 100% of the common stock of these companies had been acquired on January 1, 1994.

    Pro forma adjustments have been made to reflect the following:

    (a) Historical compensation expenses of CF and RG were adjusted to reflect the terms of the Revenue Sharing Agreements entered into by UAM and CF and by UAM and RG. These agreements require the companies to remit a specified percentage of their revenues to UAM, with the difference being retained to pay compensation and other operating expenses.

    (b) Historical income tax expense was adjusted to reflect the change in pre-tax income on a pro forma basis resulting from the acquisition of the businesses described above.


NOTE 2

    Per-share data are based upon the actual number of common and common equivalent shares for the year ended December 31, 1994, plus the common stock issued in connection with the acquisitions of CF and RG. Pro forma earnings per share have been calculated in accordance with the modified treasury stock method.

                         UNITED ASSET MANAGEMENT CORPORATION

                 PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                     (Unaudited)
                         For the Year Ended December 31, 1993


    The following unaudited pro forma condensed combined statement of operations is based upon the consolidated results of operations of United Asset Management Corporation and subsidiaries ("UAM"), Clay Finlay Inc. and subsidiary and Clay Finlay Ltd. and subsidiaries (combined as "CF") and Rogge Global Partners Plc ("RG") for the year ended December 31, 1993. To reflect the poolings of interests of CF and RG by UAM, this statement combines the results of operations of UAM for the year ended December 31, 1993, with those of CF and RG as if 100% of the common stock of these companies had been acquired on January 1, 1993, and gives effect to the pro forma adjustments described in Notes 1 and 2.

    This statement should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Form 8-K.

                              UNITED ASSET MANAGEMENT CORPORATION

                    PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                          (Unaudited)
                            For the Year Ended December 31, 1993
                            (In thousands, except per-share data)

                                                                                                  Pro Forma Adjustments
                                                                                                  ---------------------
                                                        UAM                CF           RG         CF             RG      Pro Forma
                                                        ---                --           --         --             --       Combined
                                                                                                                           --------
Revenues.........................................     $449,858           $23,669      $3,202                               $476,729
                                                      --------           -------      ------                               --------

Compensation and related expenses................      218,617            16,938       1,848    $(8,289)(a)    $(1,465)(a)  227,649
Amortization of cost assigned to contracts
 acquired........................................       48,493                 -           -                                 48,493
Other operating expenses.........................       73,043             4,289       1,205                                 78,537
                                                      --------           -------      ------                               --------
                                                       340,153            21,227       3,053                                354,679
                                                      --------           -------      ------                               --------
Operating income.................................      109,705             2,442         149                                122,050
                                                      --------           -------      ------                               --------


Interest expense, net............................       13,790                80          13                                 13,883
Other amortization...............................        1,445                 -           -                                  1,445
                                                      --------           -------      ------                               --------
Income before income taxes.......................       94,470             2,362         136                                106,722
Income tax expense...............................       41,183               755          51      3,804(b)         634(b)    46,427
                                                      --------           -------      ------                               --------
Net income.......................................     $ 53,287           $ 1,607      $   85                               $ 60,295
                                                      --------           -------      ------                               --------
                                                      --------           -------      ------                               --------


Primary earnings per share (see Note 2)                   $.92(1)                                                              $.92

Fully diluted earnings per share (see Note 2)             $.92(1)                                                              $.92


(1) Historical per-share figures restated for a two-for-one common stock split declared May 16, 1996.

    See Notes to Pro Forma Condensed Combined Statement of Operations.

                         UNITED ASSET MANAGEMENT CORPORATION

            NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                     (Unaudited)
                         For the Year Ended December 31, 1993



NOTE 1

    The pro forma condensed combined statement of operations has been prepared to reflect the poolings of interests of CF and RG, as if 100% of the common stock of these companies had been acquired on January 1, 1993.

    Pro forma adjustments have been made to reflect the following:

    (a) Historical compensation expenses of CF and RG were adjusted to reflect the terms of the Revenue Sharing Agreements entered into by UAM and CF and by UAM and RG. These agreements require the companies to remit a specified percentage of their revenues to UAM, with the difference being retained to pay compensation and other operating expenses.

    (b) Historical income tax expense was adjusted to reflect the change in pre-tax income on a pro forma basis resulting from the acquisition of the businesses described above.


NOTE 2

    Per-share data are based upon the actual number of common and common equivalent shares for the year ended December 31, 1993, plus the common stock issued in connection with the acquisitions of CF and RG. Pro forma earnings per share have been calculated in accordance with the modified treasury stock method.

                         UNITED ASSET MANAGEMENT CORPORATION

                      PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                     (Unaudited)
                                    June 30, 1996


    The following unaudited pro forma condensed combined balance sheet is based upon the consolidated balance sheets of United Asset Management Corporation and subsidiaries ("UAM"), Clay Finlay Inc. and subsidiary and Clay Finlay Ltd. and subsidiaries (combined as "CF") and Rogge Global Partners Plc ("RG") as of June 30, 1996, and has been prepared to reflect the poolings of interests with CF and RG by UAM as if they had been consummated as of June 30, 1996.

    This statement should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Form 8-K.

                              UNITED ASSET MANAGEMENT CORPORATION

                          PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                         (Unaudited)
                                        June 30, 1996
                                        (In thousands)

                                                                                                           Pro Forma
ASSETS                                                   UAM                CF                 RG          Combined
                                                         ---                --                 --          --------
Current assets...................................    $  313,269          $10,821             $2,816       $  326,906
Fixed assets, net................................        28,715            2,016                 90           30,821
Cost assigned to contracts acquired, net.........       984,016                -                  -          984,016
Other assets.....................................        59,910              466                 69           60,445
                                                     ----------          -------             ------       ----------
Total assets.....................................    $1,385,910          $13,303             $2,975       $1,402,188
                                                     ----------          -------             ------       ----------
                                                     ----------          -------             ------       ----------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities..............................    $  183,867          $ 7,633             $1,982       $  193,482
Senior notes payable.............................       150,000                -                  -          150,000
Subordinated notes payable.......................       499,232                -                  -          499,232
Deferred income taxes............................        39,719               46                  -           39,765
                                                     ----------          -------             ------       ----------
Total liabilities................................       872,818            7,679              1,982          882,479
                                                     ----------          -------             ------       ----------
Stockholders' equity:
  Total paid-in capital..........................       343,881              996                169          345,046
  Retained earnings..............................       180,390            4,628                824          185,842
  Less treasury shares at cost...................       (11,179)               -                  -          (11,179)
                                                     ----------          -------             ------       ----------
Total stockholders' equity.......................       513,092            5,624                993          519,709
                                                     ----------          -------             ------       ----------
Total liabilities and stockholders' equity.......    $1,385,910          $13,303             $2,975       $1,402,188
                                                     ----------          -------             ------       ----------
                                                     ----------          -------             ------       ----------


                         UNITED ASSET MANAGEMENT CORPORATION

                 PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                     (Unaudited)
                        For the Six Months Ended June 30, 1996


    The following unaudited pro forma condensed combined statement of operations is based upon the consolidated results of operations of United Asset Management Corporation and subsidiaries ("UAM"), Clay Finlay Inc. and subsidiary and Clay Finlay Ltd. and subsidiaries (combined as "CF") and Rogge Global Partners Plc ("RG") for the six months ended June 30, 1996. To reflect the poolings of interests of CF and RG by UAM, this statement combines the results of operations of UAM for the six months ended June 30, 1996, with those of CF and RG as if 100% of the common stock of these companies had been acquired on January 1, 1996 and gives effect to the pro forma adjustments described in Notes 1 and 2.

    This statement should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Form 8-K.

                       UNITED ASSET MANAGEMENT CORPORATION

               PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                 (Unaudited)
                   For the Six Months Ended June 30, 1996
                   (In thousands, except per-share data)

                                                                                          Pro Forma Adjustments
                                                                                       ---------------------------     Pro Forma
                                                        UAM         CF         RG          CF              RG          Combined
                                                      --------    -------    ------    -----------     -----------     ---------
Revenues..........................................    $396,203    $14,670    $4,314                                    $ 415,187
                                                      --------    -------    ------                                    ---------
Compensation and related expenses.................     189,944      9,809     2,937    $(5,915)(a)     $(2,054)(a)       194,721
Amortization of cost assigned to contracts
 acquired.........................................      53,362         --        --                                       53,362
Other operating expenses..........................      61,999      3,894     1,278                                       67,171
                                                      --------    -------    ------                                    ---------
                                                       305,305     13,703     4,215                                      315,254
                                                      --------    -------    ------                                    ---------
Operating income..................................      90,898        967        99                                       99,933
                                                      --------    -------    ------                                    ---------
Interest expense (income), net....................      19,960        280        (4)                                      20,236
Other amortization................................         930         --        --                                          930
                                                      --------    -------    ------                                    ---------
Income before income taxes........................      70,008        687       103                                       78,767
Income tax expense................................      29,964        423        47      2,402 (b)         876 (b)        33,712
                                                      --------    -------    ------                                    ---------
Net income........................................    $ 40,044    $   264    $   56                                    $  45,055
                                                      --------    -------    ------                                    ---------
                                                      --------    -------    ------                                    ---------
Primary earnings per share (see Note 2)...........        $.63                                                              $.63

Fully diluted earnings per share (see Note 2).....        $.62                                                              $.62


See Notes to Pro Forma Condensed Combined Statement of Operations.

                         UNITED ASSET MANAGEMENT CORPORATION

            NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                                     (Unaudited)
                        For the Six Months Ended June 30, 1996


NOTE 1

    The pro forma condensed combined statement of operations has been prepared to reflect the poolings of interests of CF and RG, as if 100% of the common stock of these companies had been acquired on January 1, 1996.

    Pro forma adjustments have been made to reflect the following:

    (a) Historical compensation expenses of CF and RG were adjusted to reflect the terms of the Revenue Sharing Agreements entered into by UAM and CF and by UAM and RG. These agreements require the companies to remit a specified percentage of their revenues to UAM, with the difference being retained to pay compensation and other operating expenses.

    (b) Historical income tax expense was adjusted to reflect the change in pre-tax income on a pro forma basis resulting from the acquisition of the businesses described above.

NOTE 2

    Per-share data are based upon the actual number of common and common equivalent shares for the six months ended June 30,1996, plus the common stock issued in connection with the acquisitions of CF and RG. Pro forma earnings per share have been calculated in accordance with the modified treasury stock method.

                         UNITED ASSET MANAGEMENT CORPORATION

                         CONSOLIDATED STATEMENT OF INCOME(1)
                                     (Unaudited)


                                                                Six Months Ended
                                                                     June 30,
                                                          ------------------------------
                                                              1996              1995
- ----------------------------------------------------------------------------------------
Revenues . . . . . . . . . . . . . . . . . . . . . . .   $415,187,000      $339,745,000
                                                          ------------      ------------
Operating expenses:
  Compensation and related expenses. . . . . . . . . .    202,690,000       165,483,000
  Amortization of cost assigned
    to contracts acquired. . . . . . . . . . . . . . .     53,362,000        43,862,000
  Other operating expenses . . . . . . . . . . . . . .     67,171,000        54,005,000
                                                          ------------      ------------
                                                          323,223,000       263,350,000
                                                          ------------      ------------
Operating income . . . . . . . . . . . . . . . . . . .     91,964,000        76,395,000
                                                          ------------      ------------

Non-operating expenses:
  Interest expense, net. . . . . . . . . . . . . . . .     20,236,000        19,435,000
  Other amortization . . . . . . . . . . . . . . . . .        930,000           763,000
                                                          ------------      ------------
                                                           21,166,000        20,198,000
                                                          ------------      ------------
Income before income tax expense . . . . . . . . . . .     70,798,000        56,197,000
Income tax expense . . . . . . . . . . . . . . . . . .     30,434,000        24,886,000
                                                          ------------      ------------
Net income . . . . . . . . . . . . . . . . . . . . . .   $ 40,364,000      $ 31,311,000
                                                          ------------      ------------
                                                          ------------      ------------

Earnings per share:
  Primary earnings per share . . . . . . . . . . . . .           $.57              $.45
  Fully diluted earnings per share . . . . . . . . . .           $.56              $.45

Dividends declared per share . . . . . . . . . . . . .           $.32              $.28


(1) Restated due to pooling of interests transactions completed during 1996.

    See Notes to Condensed Consolidated Financial Statements.

                         UNITED ASSET MANAGEMENT CORPORATION

                       CONDENSED CONSOLIDATED BALANCE SHEET(1)

                                                              June 30,      December 31,
                                                               1996             1995
                                                            (Unaudited)
- ----------------------------------------------------------------------------------------
Assets

Current assets:
  Cash and cash equivalents. . . . . . . . . . . . . . $  178,525,000    $  125,448,000
  Investment advisory fees receivable. . . . . . . . .    135,568,000       134,822,000
  Other current assets . . . . . . . . . . . . . . . .     12,813,000        14,149,000
                                                        --------------    --------------
Total current assets . . . . . . . . . . . . . . . . .    326,906,000       274,419,000

Fixed assets, net. . . . . . . . . . . . . . . . . . .     30,821,000        28,428,000
Cost assigned to contracts acquired, net . . . . . . .    984,016,000     1,037,280,000
Other assets . . . . . . . . . . . . . . . . . . . . .     60,445,000        60,508,000
                                                        --------------    --------------
Total assets . . . . . . . . . . . . . . . . . . . . . $1,402,188,000    $1,400,635,000
                                                        --------------    --------------
                                                        --------------    --------------

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable and accrued expenses. . . . . . . . $  112,760,000    $   97,250,000
  Accrued compensation . . . . . . . . . . . . . . . .     77,033,000        86,710,000
  Current portion of notes payable . . . . . . . . . .      3,689,000         6,780,000
                                                        --------------    --------------
Total current liabilities. . . . . . . . . . . . . . .    193,482,000       190,740,000

Senior notes payable . . . . . . . . . . . . . . . . .    150,000,000       150,000,000
Subordinated notes payable . . . . . . . . . . . . . .    499,232,000       523,520,000
Deferred income taxes. . . . . . . . . . . . . . . . .     39,765,000        44,606,000
                                                        --------------    --------------
Total liabilities. . . . . . . . . . . . . . . . . . .    882,479,000       908,866,000
                                                        --------------    --------------

Commitments and contingencies

Stockholders' equity:
  Common stock, par value $.01 per share . . . . . . .        692,000           692,000
  Capital in excess of par value . . . . . . . . . . .    344,354,000       341,631,000
  Retained earnings. . . . . . . . . . . . . . . . . .    185,842,000       180,950,000
                                                        --------------    --------------
                                                          530,888,000       523,273,000
  Less treasury shares at cost . . . . . . . . . . . .    (11,179,000)      (31,504,000)
                                                        --------------    --------------
Total stockholders' equity . . . . . . . . . . . . . .    519,709,000       491,769,000
                                                        --------------    --------------

Total liabilities and stockholders'
   equity. . . . . . . . . . . . . . . . . . . . . . . $1,402,188,000    $1,400,635,000
                                                        --------------    --------------
                                                        --------------    --------------


(1) Restated due to pooling of interests transactions completed during 1996.

    See Notes to Condensed Consolidated Financial Statements.

                         UNITED ASSET MANAGEMENT CORPORATION

                  CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS(1)
                                     (Unaudited)


                                                               Six Months Ended
                                                                    June 30,
                                                        --------------------------------
                                                               1996           1995
- ----------------------------------------------------------------------------------------
Cash flow from operating activities:
  Net income . . . . . . . . . . . . . . . . . . . .     $ 40,364,000    $ 31,311,000
  Adjustments to reconcile net income
    to net cash flow from operating activities:
    Amortization of cost assigned
      to contracts acquired. . . . . . . . . . . . .       53,362,000      43,862,000
    Depreciation . . . . . . . . . . . . . . . . . .        4,111,000       3,067,000
    Other amortization . . . . . . . . . . . . . . .          930,000         763,000
                                                        --------------    --------------
  Net income plus amortization and depreciation. . .       98,767,000      79,003,000
  Changes in assets and liabilities:
    Increase in investment
      advisory fees receivable . . . . . . . . . . .         (540,000)    (29,130,000)
    Decrease (increase) in other current assets... .        1,311,000      (1,552,000)
    Increase in accounts payable and
      accrued expenses . . . . . . . . . . . . . . .       16,751,000      12,816,000
    Increase (decrease) in accrued compensation... .       (9,649,000)      5,125,000
    Increase (decrease) in deferred income taxes.. .       (4,841,000)      4,537,000
                                                        --------------    --------------
Net cash flow from operating activities. . . . . . .      101,799,000      70,799,000
                                                        --------------    --------------

Cash flow used in investing activities:
  Cash additions to cost assigned
    to contracts acquired. . . . . . . . . . . . . .         (103,000)    (40,661,000)
  Change in other assets . . . . . . . . . . . . . .       (6,714,000)    (11,311,000)
                                                        --------------    --------------
Net cash flow used in investing activities . . . . .       (6,817,000)    (51,972,000)
                                                        --------------    --------------

Cash flow from (used in) financing activities:
  Purchase of treasury shares. . . . . . . . . . . .      (29,663,000)    (19,806,000)
  Additions to (reductions in) notes payable, net. .      (10,598,000)      4,579,000
  Issuance or reissuance of equity securities. . . .       17,180,000       6,709,000
  Dividends paid . . . . . . . . . . . . . . . . . .      (18,746,000)    (17,124,000)
                                                        --------------    --------------
Net cash flow used in financing activities . . . . .      (41,827,000)    (25,642,000)
                                                        --------------    --------------

Effect of foreign exchange rate
  changes on cash flow . . . . . . . . . . . . . . .          (78,000)        502,000
                                                        --------------    --------------

Net increase (decrease) in cash and cash
  equivalents. . . . . . . . . . . . . . . . . . . .       53,077,000      (6,313,000)
Cash and cash equivalents at beginning of period . .      125,448,000      90,960,000
                                                        --------------    --------------
Cash and cash equivalents at end of period . . . . .     $178,525,000    $ 84,647,000
                                                        --------------    --------------
                                                        --------------    --------------

(1) Restated due to pooling of interests transactions completed during 1996.

    See Notes to Condensed Consolidated Financial Statements.

                         UNITED ASSET MANAGEMENT CORPORATION

                 NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                     (Unaudited)


Note 1

      In the opinion of management, the accompanying unaudited Condensed Consolidated Financial Statements contain all adjustments, consisting only of normal recurring accruals, necessary to present fairly the financial position of the Company and its subsidiaries at June 30, 1996 and their results of operations and cash flows for the six-month period ended June 30, 1996 and 1995. These Financial Statements should be read in conjunction with the other restated historical financial statements and notes thereto included in this Form 8-K.

Note 2

      Accumulated depreciation of fixed assets was $38,259,000 and $34,148,000 at June 30, 1996 and December 31, 1995, respectively. The accumulated amortization of cost assigned to contracts acquired was $418,998,000 and $365,636,000 at June 30, 1996 and December 31, 1995, respectively.

Note 3

     The Company has a systematic program to repurchase shares of its common stock to meet the requirements for future issuance of shares upon the exercise of stock options and warrants. During the six-month period ended June 30, 1996, the Company repurchased 1,358,000 shares at a cost of $29,663,000. During the six-month period ended June 30, 1996, exercises of warrants and stock options resulted in the Company extinguishing subordinated notes, receiving cash proceeds and issuing stock as follows:

                                                SIX MONTHS
                                                  ENDED
                                              JUNE 30, 1996
                                              -------------
         Subordinated notes extinguished       $16,932,000
         Cash proceeds received                $17,208,000
         Shares issued                                  --
         Treasury shares reissued                2,566,772

      As of June 30, 1996, the Company held 468,158 treasury shares.

      As of June 30, 1996, 10,029,000 warrants and 7,084,000 stock options were outstanding at weighted average exercise prices of $20.32 and $16.40, respectively.

Note 4

      The Company acquired Rogge Global Partners Plc (Rogge Global Partners) and Clay Finlay Inc. and Clay Finlay Ltd. (collectively Clay Finlay) on August 28, 1996 and August 29, 1996, respectively, in business combinations accounted for as poolings of interests. Accordingly, the consolidated financial statements of the Company have been restated to include Rogge Global Partners and Clay Finlay for the applicable periods. A reconciliation of revenues, net income and earnings per share as previously reported and as restated follows below:

                                                    Six Months     Six Months
                                                       Ended         Ended
                                                  June 30, 1996  June 30, 1995
                                                  -------------  -------------

Revenues:
  As previously reported                           $396,203,000   $322,089,000
  Pooled firms                                       18,984,000     17,656,000
                                                  -------------  -------------
    As restated                                    $415,187,000   $339,745,000
                                                  -------------  -------------
                                                  -------------  -------------

Net income:
  As previously reported                           $ 40,044,000   $ 32,374,000
  Pooled firms                                          320,000     (1,063,000)
                                                  -------------  -------------
    As restated                                    $ 40,364,000   $ 31,311,000
                                                  -------------  -------------
                                                  -------------  -------------
Earnings per share:
  Primary, as previously reported                          $.63           $.52
  Primary, as restated                                     $.57           $.45
  Fully diluted, as previously reported                    $.62           $.52
  Fully diluted, as restated                               $.56           $.45

                                              [Price Waterhouse LLP Letterhead]
Report of Independent Accountants

To the Board of Directors and Stockholders of United Asset Management Corporation

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of cash flows and of changes in stockholders' equity present fairly, in all material respects, the financial position of United Asset Management Corporation and its subsidiaries at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/ Price Waterhouse LLP
- ------------------------
Price Waterhouse LLP
Boston, Massachusetts



August 29, 1996

CONSOLIDATED BALANCE SHEET(1)
UNITED ASSET MANAGEMENT CORPORATION

- --------------------------------------------------------------------------------------------
DECEMBER 31,                                                             1995           1994
- --------------------------------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents                                    $  125,448,000   $ 90,960,000
  Investment advisory fees receivable                             134,822,000     86,143,000
  Other current assets                                             14,149,000     13,660,000
- --------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                              274,419,000    190,763,000
Fixed assets, net                                                  28,428,000     20,990,000
Cost assigned to contracts acquired, net of accumulated
 amortization of $365,636,000 in 1995 and $272,444,000 in
 1994                                                           1,037,280,000    656,130,000
Other assets                                                       60,508,000     61,319,000
- --------------------------------------------------------------------------------------------
TOTAL ASSETS                                                   $1,400,635,000   $929,202,000
============================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses                        $   97,250,000   $ 67,349,000
  Accrued compensation                                             86,710,000     49,009,000
  Current portion of notes payable                                  6,780,000      4,176,000
- --------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                         190,740,000    120,534,000
Senior notes payable                                              150,000,000    172,000,000
Subordinated notes payable                                        523,520,000    193,092,000
Deferred income taxes                                              44,606,000     37,418,000
- --------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                                 908,866,000    523,044,000
- --------------------------------------------------------------------------------------------
Commitments and contingencies
Stockholders' equity:
  Common stock, par value $.01 per share:
    Authorized--200,000,000 shares
    Issued--69,217,426 shares in 1995 and 64,152,566 in
     1994(2)                                                          692,000        359,000
  Capital in excess of par value(2)                               341,631,000    255,556,000
  Retained earnings                                               180,950,000    156,798,000
- --------------------------------------------------------------------------------------------
                                                                  523,273,000    412,713,000
  Less treasury shares at cost--1,676,930 shares in 1995 and
   379,452 in 1994(2)                                             (31,504,000)    (6,555,000)
- --------------------------------------------------------------------------------------------
TOTAL STOCKHOLDERS' EQUITY                                        491,769,000    406,158,000
- --------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $1,400,635,000   $929,202,000
============================================================================================

(1) Restated due to pooling of interests transactions completed during 1996.

(2) Historical figures restated for a two-for-one common stock split declared May 16, 1996.

    See Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENT OF INCOME(1)
UNITED ASSET MANAGEMENT CORPORATION

- ------------------------------------------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31,                                                   1995              1994              1993
- ------------------------------------------------------------------------------------------------------------------
REVENUES                                                          $734,353,000      $521,369,000      $476,729,000
- ------------------------------------------------------------------------------------------------------------------
OPERATING EXPENSES:
  Compensation and related expenses                                362,516,000       261,031,000       237,403,000
  Amortization of cost assigned to contracts acquired               93,192,000        55,121,000        48,493,000
  Other operating expenses                                         115,454,000        86,895,000        78,537,000
- ------------------------------------------------------------------------------------------------------------------
                                                                   571,162,000       403,047,000       364,433,000
- ------------------------------------------------------------------------------------------------------------------
Operating income                                                   163,191,000       118,322,000       112,296,000
- ------------------------------------------------------------------------------------------------------------------
NON-OPERATING EXPENSES:
  Interest expense, net                                             42,486,000        11,568,000        13,883,000
  Other amortization                                                 1,695,000         1,261,000         1,445,000
- ------------------------------------------------------------------------------------------------------------------
                                                                    44,181,000        12,829,000        15,328,000
- ------------------------------------------------------------------------------------------------------------------
Income before income tax expense                                   119,010,000       105,493,000        96,968,000
Income tax expense                                                  51,754,000        45,108,000        41,989,000
- ------------------------------------------------------------------------------------------------------------------
NET INCOME                                                        $ 67,256,000      $ 60,385,000      $ 54,979,000
==================================================================================================================
Primary earnings per share                                              $.97(2)           $.91(2)           $.84(2)
==================================================================================================================
Fully diluted earnings per share                                        $.97(2)           $.91(2)           $.84(2)
==================================================================================================================

(1) Restated due to pooling of interests transactions completed during 1996.

(2) Historical per-share figures restated for a two-for-one common stock split declared May 16, 1996.

    See Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENT OF CASH FLOWS(1)
UNITED ASSET MANAGEMENT CORPORATION

- ----------------------------------------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31,                                            1995              1994              1993
- ----------------------------------------------------------------------------------------------------------------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net income                                                   $  67,256,000     $  60,385,000     $  54,979,000
  Adjustments to reconcile net income to net cash flow
    from operating activities:
    Amortization of cost assigned to contracts acquired           93,192,000        55,121,000        48,493,000
    Depreciation                                                   6,865,000         5,212,000         4,635,000
    Other amortization                                             1,695,000         1,261,000         1,445,000
- ----------------------------------------------------------------------------------------------------------------
  NET INCOME PLUS AMORTIZATION AND DEPRECIATION                  169,008,000       121,979,000       109,552,000
  Changes in assets and liabilities:
    Increase in investment advisory fees receivable              (48,732,000)       (2,638,000)      (10,297,000)
    Increase in other current assets                                (507,000)       (7,288,000)         (242,000)
    Increase in accounts payable and accrued expenses             30,213,000         5,092,000        13,648,000
    Increase in accrued compensation                              37,745,000        28,578,000         2,172,000
    Increase in deferred income taxes                              7,188,000         3,679,000         4,345,000
- ----------------------------------------------------------------------------------------------------------------
NET CASH FLOW FROM OPERATING ACTIVITIES                          194,915,000       149,402,000       119,178,000
- ----------------------------------------------------------------------------------------------------------------
Cash flow used in investing activities:
  Purchase of fixed assets                                       (13,937,000)       (9,625,000)       (5,354,000)
  Cash additions to cost assigned to contracts acquired          (43,582,000)     (161,649,000)      (30,499,000)
  Change in other assets                                          (1,283,000)       (4,058,000)       (2,246,000)
- ----------------------------------------------------------------------------------------------------------------
NET CASH FLOW USED IN INVESTING ACTIVITIES                       (58,802,000)     (175,332,000)      (38,099,000)
- ----------------------------------------------------------------------------------------------------------------
Cash flow from (used in) financing activities:
  Purchase of treasury shares                                    (48,819,000)      (14,883,000)       (4,166,000)
  Reductions in notes payable                                   (295,435,000)     (140,547,000)     (116,152,000)
  Additions to notes payable                                     268,175,000       224,656,000        67,575,000
  Issuance or reissuance of equity securities                     10,494,000         8,153,000         9,876,000
  Dividends declared                                             (35,650,000)      (28,498,000)      (20,654,000)
- ----------------------------------------------------------------------------------------------------------------
NET CASH FLOW FROM (USED IN) FINANCING ACTIVITIES               (101,235,000)       48,881,000       (63,521,000)
- ----------------------------------------------------------------------------------------------------------------
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH FLOW                (390,000)        1,566,000          (560,000)
- ----------------------------------------------------------------------------------------------------------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                         34,488,000        24,517,000        16,998,000
Cash and cash equivalents at beginning of year                    90,960,000        66,443,000        49,445,000
- ----------------------------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                       $ 125,448,000     $  90,960,000     $  66,443,000
================================================================================================================

(1) Restated due to pooling of interests transactions completed during 1996.

    See Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY(1)
UNITED ASSET MANAGEMENT CORPORATION


- -----------------------------------------------------------------------------------------------------------------------------
                                                              COMMON    CAPITAL IN                                  TREASURY
                                                   SHARES   STOCK AT     EXCESS OF       RETAINED    TREASURY         SHARES
                                                 ISSUED(2) PAR VALUE     PAR VALUE       EARNINGS    SHARES(2)       AT COST
- -----------------------------------------------------------------------------------------------------------------------------
December 31, 1992 as previously reported       49,439,132   $247,000  $196,107,000   $ 88,848,000     (37,800)  $   (550,000)
Poolings of interests                           7,586,402     76,000       394,000      3,477,000           -              -
- -----------------------------------------------------------------------------------------------------------------------------
December 31, 1992                              57,025,534    323,000   196,501,000     92,325,000     (37,800)      (550,000)
Issuance of stock                                     638          -        11,000              -           -              -
Exercise of stock options and warrants          4,505,026     23,000    36,491,000     (2,195,000)    316,600      4,716,000
Issuance of warrants                                    -          -     1,150,000              -           -              -
Purchase of treasury shares                             -          -             -              -    (278,800)    (4,166,000)
Net income                                              -          -             -     54,979,000           -              -
Dividends declared ($.42 per share)                     -          -             -    (20,304,000)          -              -
Dividends declared by pooled companies                  -          -             -       (350,000)          -              -
Foreign currency translation adjustment                 -          -             -       (653,000)          -              -
- -----------------------------------------------------------------------------------------------------------------------------
December 31, 1993                              61,531,198    346,000   234,153,000    123,802,000           -              -
Issuance of stock                               1,150,874      6,000         1,000      2,205,000           -              -
Exercise of stock options and warrants          1,470,494      7,000    17,357,000     (2,989,000)    512,548      8,328,000
Issuance of warrants                                    -          -     4,045,000              -           -              -
Purchase of treasury shares                             -          -             -              -    (892,000)   (14,883,000)
Net income                                              -          -             -     60,385,000           -              -
Dividends declared ($.50 per share)                     -          -             -    (28,123,000)          -              -
Dividends declared by pooled companies                  -          -             -       (375,000)          -              -
Foreign currency translation adjustment                 -          -             -      1,893,000           -              -
- -----------------------------------------------------------------------------------------------------------------------------
December 31, 1994                              64,152,566    359,000   255,556,000    156,798,000    (379,452)    (6,555,000)
Issuance of stock                               3,746,008     19,000    67,351,000              -           -              -
Exercise of stock options and warrants          1,318,852      6,000    17,530,000     (7,229,000)  1,304,122     23,870,000
Issuance of warrants                                    -          -     1,502,000              -           -              -
Purchase of treasury shares                             -          -             -              -  (2,601,600)   (48,819,000)
Net income                                              -          -             -     67,256,000           -              -
Dividends declared ($.58 per share)                     -          -             -    (35,275,000)          -              -
Dividends declared by pooled companies                  -          -             -       (375,000)          -              -
Foreign currency translation adjustment                 -          -             -       (225,000)          -              -
Two-for-one common stock split                          -    308,000      (308,000)             -           -              -
- -----------------------------------------------------------------------------------------------------------------------------
December 31, 1995                              69,217,426   $692,000  $341,631,000   $180,950,000  (1,676,930)  $(31,504,000)
- -----------------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------------


(1) Restated due to pooling of interests transactions completed during 1996.
(2) Historical figures restated for a two-for-one common stock split declared May 16, 1996.

    See Notes to Consolidated Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
UNITED ASSET MANAGEMENT CORPORATION

- --------------------------------------------------------------------------------
NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY
The principal business activities of United Asset Management Corporation (the Company) are investment advisory services, primarily for institutional clients, and the acquisition of institutional investment management firms. The Company's wholly owned subsidiaries operate in one business segment, that is, as investment advisers, managing both domestic and international investment portfolios for corporate, government and union pension funds, endowments and foundations, mutual funds and individuals. While the Company's subsidiaries primarily specialize in the management of U.S. equities, bonds and cash, other asset classes under management have grown significantly in recent years to include real estate, international securities and stable value assets.

The Company has arrangements with its subsidiaries and certain of their principal officers (revenue sharing plans) under which the subsidiaries are entitled to use a portion (determined by formula) of their revenues to meet all their operating expenses, including compensation, at the discretion of the subsidiaries' management. Revenues in excess of those used to meet operating expenses of a subsidiary are used by the Company to meet its operating and cash flow needs. All operating expenses incurred by the subsidiaries are charged to operations and reported as compensation and related expenses or as other operating expenses in these consolidated financial statements.

RESTATEMENT
During 1996, the Company's Board of Directors approved a two-for-one common stock split effected in the form of a 100% stock dividend. The stock split was payable June 21, 1996 to the stockholders of record at the close of business on June 7, 1996. The par value of the Company's common stock remained unchanged. An amount equal to the $.01 par value of the shares outstanding at December 31, 1995 has been transferred from capital in excess of par value to common stock. All historical per-share amounts and numbers of shares have been restated to retroactively reflect the stock split.

As more fully described in Notes 4 and 7, during 1996 the Company issued shares of its common stock to acquire Rogge Global Partners Plc (Rogge Global Partners) and Clay Finlay Inc. and Clay Finlay Ltd. (collectively Clay Finlay) through transactions accounted for as poolings of interests. As a result of these poolings, the accompanying consolidated financial statements have been restated for all years to include the balance sheets and the related statements of income, of cash flows and of changes in stockholders' equity of Rogge Global Partners and Clay Finlay.

CONSOLIDATION
These consolidated financial statements include the accounts of the Company and all of its subsidiaries. All inter-company balances and transactions have been eliminated.

REVENUE RECOGNITION
The majority of the Company's revenues are derived from investment advisory fees that are normally accrued over the period in which services are performed. Any fees collected in advance are deferred and recognized as income over the period earned. Transaction-based fees are recognized when all contractual obligations have been satisfied. All investment advisory fees receivable are expected to be collected.

FIXED ASSETS AND DEPRECIATION
Equipment and other fixed assets are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Leasehold improvements are amortized over the shorter of their estimated useful lives or the term of the lease.

COST ASSIGNED TO CONTRACTS ACQUIRED AND GOODWILL
The purchase price for the acquisition of a company acquired in a business combination accounted for as a purchase transaction is allocated based on the fair value of the net assets acquired, primarily investment advisory contracts.

The cost assigned to contracts acquired is amortized using the straight-line method over periods ranging from five to 20 years. These lives represent the estimated weighted average lives of the contracts acquired and are based generally on historical experience of the individual companies acquired. The estimated remaining weighted average lives of contracts acquired are periodically reevaluated. If experience subsequent to the acquisition indicates that the estimate of the average remaining lives should be shortened, the cost assigned to contracts acquired will be amortized over the shorter life commencing in the year in which the new estimate is determined. The results of the most recent reevaluations of estimated remaining lives had no material effect on the Company's financial position or results of operations.

Amounts paid to certain key employees for entering into long-term employment contracts and noncompetition agreements at the time of acquisitions are included in cost assigned to contracts acquired and are amortized on a straight-line basis over the lives of such arrangements.

Purchase price in excess of the fair value of the net assets acquired is recorded as goodwill and amortized on a straight-line method over 40 years. Goodwill, net of accumulated amortization, was $20,793,000 and $21,419,000 at December 31, 1995 and 1994, respectively, and is included in other assets in the accompanying consolidated balance sheet.

INCOME TAXES
Income taxes for financial reporting purposes are recorded in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (FAS 109). The asset and liability approach underlying FAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and tax bases of the Company's assets and liabilities, primarily the cost assigned to contracts acquired.

RETIREMENT AND PENSION PLANS
The Company has certain retirement and pension plans which cover eligible employees of the Company and its subsidiaries. All plans are defined contribution retirement plans, with the exception of a defined benefit pension plan maintained by a non-U.S. subsidiary. The expense related to all plans was $11,039,000, $7,590,000 and $7,653,000 in 1995, 1994 and 1993, respectively.

The defined benefit pension plan has an excess of plan assets over plan obligations. Excess plan assets and pension expense relating to this plan are not significant in relation to the Company's consolidated financial statements.

STOCK-BASED COMPENSATION PLANS
Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (FAS 123), is effective for fiscal years beginning after December 15, 1995. Under the requirements of FAS 123, the Company may adopt the new fair value method of accounting for stock-based compensation plans or continue to account for these plans using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). If the accounting treatment under APB 25 continues, pro forma disclosures of net income and earnings per share are required, including the tax effects if any, as if the fair value accounting method had been adopted. The Company intends to continue accounting for its stock-based compensation plans under APB 25 and will provide the necessary disclosures required under FAS 123 in 1996.

EARNINGS PER SHARE
Primary earnings per share represent earnings per common and common equivalent share which are determined on the basis of the weighted average number of shares outstanding after giving effect to (1) potentially dilutive stock options and warrants under the modified treasury stock method; and (2) contingently issuable stock and warrants based on the probability of issuance.

Fully diluted earnings per share represent earnings per common share assuming full dilution which are determined based on (1) the weighted average number of common and common equivalent shares assumed outstanding under the modified treasury stock method during the period; and (2) the issuance of contingently issuable stock and warrants at the most dilutive level.

CASH EQUIVALENTS
Cash equivalents represent highly liquid investments with an original maturity of three months or less. The Company invests its excess cash in deposits with major banks, money market funds or in securities, comprised primarily of commercial paper of companies with strong credit ratings in diversified industries. At December 31, 1995, cash equivalents included $30,946,000 of short-term interest bearing securities, which were classified as held to maturity and for which cost approximated fair value.

FOREIGN CURRENCY TRANSLATION
In accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency Translation, the financial statements of all non-U.S. subsidiaries are translated to U.S. dollars as follows: assets and liabilities at year-end exchange rates; income, expenses and cash flows at average exchange rates; and stockholders' equity at historical exchange rates. The resulting translation adjustment is recorded as a component of stockholders' equity.

INTEREST RATE PROTECTION AGREEMENTS
The Company periodically enters into interest rate protection agreements to reduce the potential impact of increases in interest rates associated with borrowings under the Company's Reducing Revolving Credit Agreement. Premiums paid for these instruments are amortized as interest expense over the terms of the agreements. Any amounts receivable under these agreements are recorded as a reduction of interest expense.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts and disclosures reported in the accompanying financial statements.


- --------------------------------------------------------------------------------
NOTE 2 - FIXED ASSETS AND LEASE OBLIGATIONS
Fixed assets, which have estimated useful lives up to 10 years, consist of the following:

- --------------------------------------------------------------------------------
DECEMBER 31,                                          1995           1994
- --------------------------------------------------------------------------------
Equipment, leasehold improvements and other
  fixed assets                                   $ 62,576,000   $ 50,744,000
Accumulated depreciation and amortization         (34,148,000)   (29,754,000)
- --------------------------------------------------------------------------------
                                                 $ 28,428,000   $ 20,990,000
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

At December 31, 1995, future minimum rentals for operating leases that have initial or non-cancelable lease terms in excess of one year are payable as follows:

- --------------------------------------------------------------------------------
                                                                      REQUIRED
                                                                       MINIMUM
YEAR ENDED DECEMBER 31,                                                PAYMENT
- --------------------------------------------------------------------------------
1996                                                                 $19,533,000
1997                                                                 $17,860,000
1998                                                                 $15,305,000
1999                                                                 $12,913,000
2000                                                                 $11,959,000
Thereafter                                                           $19,774,000

Rent expense for 1995, 1994 and 1993 approximated $20,179,000, $14,323,000 and
$12,751,000, respectively.

- --------------------------------------------------------------------------------
NOTE 3 - NOTES PAYABLE
In August 1995, the Company sold $150,000,000 in Senior Notes (the Senior Notes) to a group of institutional investors. The Senior Notes bear interest at a fixed rate of 7.12% and mature in accordance with a scheduled payment plan calling for equal annual payments beginning August 25, 2000 and ending August 25, 2005. The proceeds from the issuance of the Senior Notes were used to pay $150,000,000 of outstanding borrowings under the Company's Reducing Revolving Credit Agreement (the Credit Agreement). Subsequent to this transaction and under the terms of the Credit Agreement, the Company has the ability to borrow, prepay and reborrow up to $400,000,000 through August 29, 1996. The principal amount of borrowings outstanding under the Credit Agreement at that date will be payable in 12 equal quarterly installments through August 29, 1999. As of December 31, 1995, an annual commitment fee of .35% is payable on the daily average unused portion of the $400,000,000 commitment. The Company had no borrowings outstanding under the Credit Agreement at December 31, 1995.

Effective April 19, 1996, the Company extended and expanded its Credit Agreement into a five year, $500,000,000 revolving facility. Interest rates available for amounts outstanding under the new Credit Agreement are currently: prime, .40% over LIBOR, .525% over certain certificate of deposit rates or a money market bid option. Under the money market bid option, the Company can borrow up to $50,000,000 from members of its banking group at prevailing money market rates; any such borrowings reduce the commitment under the Credit Agreement.
Currently, a commitment fee of .125% is payable on the daily unused portion of the $500,000,000 line of credit.

Under the terms of the Senior Notes and the new Credit Agreement, the Company is required to meet certain financial covenants, including covenants restricting dividends and repurchase of the Company's common stock, and requiring the Company to maintain a minimum net worth, as defined. The Company must also continue to maintain certain minimum working capital, cash flow, and debt to equity ratios.

Borrowings under both the Senior Notes and the new Credit Agreement are secured by the stock of the Company's subsidiaries.

At December 31, 1995, the Company was a party to interest rate protection agreements entered into with certain members of the Company's banking group, which extend up to three years and limit interest rates to an average of 8.3%. The notional principal amount of debt covered by individual arrangements over their remaining lives ranges from $15,000,000 to $150,000,000. Unamortized premiums outstanding were $2,309,000 and $3,532,000 at December 31, 1995 and 1994, respectively. These amounts approximate the fair market value of the agreements. Amortization of premiums, which is included in interest expense, was $1,477,000, $51,000 and $247,000 for the years ended December 31, 1995, 1994 and 1993, respectively. Currently, the Company mitigates the credit risk associated with interest rate protection agreements by entering into these arrangements only with members of the group of banks who are party to the Credit Agreement. The Company monitors the credit standing of these counterparties on a continuous basis.

At December 31, 1995 and 1994, the Company also had $524,872,000 and $193,339,000 of subordinated notes outstanding, respectively. These notes primarily represent a portion of the consideration paid to selling shareholders of businesses acquired, the majority of which remain employed by the Company's subsidiaries subsequent to the date of acquisition. The notes mature at various dates through 2002, and have interest rates currently ranging from 5.5% to 9%. These notes outstanding, with the exception of $294,082,000 of notes due in 1996, may be tendered upon the exercise of warrants issued in conjunction with these notes. In connection with the exercise of warrants through the tender of subordinated notes, subordinated debt of $23,676,000, $16,611,000 and $29,488,000 was extinguished in 1995, 1994 and 1993, respectively. The Company intends to finance subordinated debt that becomes due which has not been tendered through the exercise of warrants by utilizing amounts available under its line of credit.

The aggregate cash repayments of all outstanding borrowings during each of the five years subsequent to December 31, 1995 total the following amounts:

- --------------------------------------------------------------------------------
                                                                      REQUIRED
                                                                       MINIMUM
YEAR ENDED DECEMBER 31,                                                PAYMENT
- --------------------------------------------------------------------------------
1996                                                                $ 36,309,000
1997                                                                $110,973,000
1998                                                                $101,712,000
1999                                                                $117,457,000
2000                                                                $ 31,063,000

The recorded cost of the Senior Notes approximates fair value. Due to the unique nature of each of the subordinated debt instruments issued to the sellers of firms, the assessment of current fair value is not practicable.

Included in accounts payable and accrued expenses at December 31, 1995 and 1994 is accrued interest of $26,305,000 and $4,941,000, respectively. Interest expense and interest paid for each of the three years ended December 31 were as follows:

- --------------------------------------------------------------------------------
                             1995                1994                1993
- --------------------------------------------------------------------------------
Interest expense        $45,880,000         $13,494,000         $15,268,000
Interest paid           $23,039,000         $12,283,000         $15,228,000

- --------------------------------------------------------------------------------

NOTE 4 - STOCKHOLDERS' EQUITY
During 1996, the Company issued 7,586,402 shares of common stock to effect acquisitions accounted for as poolings of interests.

During 1995, the Company issued 3,746,008 shares of common stock in connection with acquisitions accounted for as purchases. In 1994 and 1993, the Company issued 1,150,874 and 7,388,796 shares of its common stock, respectively, to effect acquisitions accounted for as poolings of interests. The Company issued 2,718,076, 3,381,306 and 787,612 warrants during 1995, 1994 and 1993, respectively, to effect acquisitions accounted for as purchases.

The Company has a program to systematically repurchase shares of its common stock to meet the requirements for future issuance of shares upon the exercise of stock options and warrants. Through December 31, 1995, 9,249,834 shares of common stock had been repurchased at a cost of $107,045,000, and all but 1,676,930 shares had been reissued from treasury upon the exercise of stock options and warrants. Subsequent to December 31, 1995, the Company's directors increased the number of shares authorized for repurchase from 12,000,000 to 16,000,000 shares.

Included in accounts payable and accrued expenses at December 31, 1995 and 1994 are dividends payable of $9,036,000 and $7,304,000, respectively.

At December 31, 1995, the following warrants were outstanding at a weighted average exercise price of $19.49 per share:

- --------------------------------------------------------------------------------
   SHARES ISSUABLE               EXERCISE PRICE            YEAR OF EXPIRATION
- --------------------------------------------------------------------------------
      486,622                     $ 8.11-11.50                    1996
    1,161,646                     $ 8.25-11.50                    1997
      162,232                     $11.50-14.50                    1998
    2,552,086                     $16.50-17.50                    1999
      300,842                     $14.50-16.50                    2000
    3,868,076                     $14.50-28.75                    2001
    2,718,076                     $19.50-28.75                    2002
   ----------
   11,249,580
   ----------
   ----------

The Company is authorized to issue 5,000,000 shares of $1.00 par value preferred stock, none of which has been issued through December 31, 1995.

- --------------------------------------------------------------------------------
NOTE 5 - STOCK OPTION PLANS
Under the Company's 1994 Stock Option Plan, the Board of Directors is authorized to grant options for the purchase of 5,800,000 shares of the Company's common stock to officers and other key employees of the Company and its subsidiaries.
The exercise price of the options is not less than the fair market value at the date of the grant. The options expire five years from the date of the grant and may not be exercised for one year from the date of the grant. Thereafter, they may be exercised at dates stipulated in each grant.

An additional 600,000 shares may be awarded under the 1994 Eligible Directors Stock Option Plan. Under this plan, each eligible director will be granted 10,000 options annually for the purchase of shares of the Company's common stock at the fair market value at the date of the grant. In addition, eligible directors may also elect to receive discounted options in lieu of a portion of their directors' fees. In 1995, 60,000 shares were granted under the annual plan and 11,816 discounted options were issued in lieu of directors' fees. These options expire five years from the date of the grant.

The following is a summary of stock option transactions during 1993, 1994 and 1995:
- --------------------------------------------------------------------------------
                                       NUMBER OF                STOCK OPTION
                                         SHARES                  PRICE RANGE
- --------------------------------------------------------------------------------
Balance, December 31, 1992              4,598,660               $  .01-16.00
Options granted                         1,604,358               $14.50-23.19
Options exercised                      (1,019,204)              $  .01-15.63
Options canceled                         (103,534)              $ 7.44-20.50
                                       ----------
Balance, December 31, 1993              5,080,280               $  .01-23.19
Options granted                         2,127,954               $13.41-20.38
Options exercised                        (511,370)              $  .01-15.63
Options canceled                         (121,204)              $ 7.13-23.19
                                       ----------
Balance, December 31, 1994              6,575,660               $  .01-23.19
Options granted                         1,753,912               $13.36-19.94
Options exercised                        (877,190)              $  .01-19.44
Options canceled                         (239,960)              $ 7.11-23.19
                                       ----------
Balance, December 31, 1995              7,212,422               $  .01-23.19
                                       ----------
                                       ----------
Options exercisable at the end
  of the year                           3,026,974
Options available for future grants     4,166,766
Shares reserved, but unissued at the
  beginning of the year                12,439,222
Shares reserved, but unissued at the
  end of the year                      11,379,188

The options outstanding at December 31, 1995 expire at various times in 1996 through 2000. Options exercisable at December 31, 1995 had a weighted average price of $11.94. The weighted average exercise price of all options outstanding at December 31, 1995 was $15.23. The options which are exercisable at $.01 per share resulted from exchanging UAM options for options outstanding at an affiliated firm acquired in 1992.

- --------------------------------------------------------------------------------
NOTE 6 - INCOME TAXES
Income before income tax expense was taxed under the following jurisdictions:

- --------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31,                1995           1994          1993
- --------------------------------------------------------------------------------
Domestic                         $107,992,000   $ 93,530,000    $86,683,000
Foreign                            11,018,000     11,963,000     10,285,000
- --------------------------------------------------------------------------------
                                 $119,010,000   $105,493,000    $96,968,000
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

Income tax expense consists of the following:

- --------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31,                1995           1994           1993
- --------------------------------------------------------------------------------
Current:
  Federal                         $33,126,000    $30,401,000    $27,692,000
  State                             7,489,000      7,239,000      6,167,000
  Non-U.S.                          3,951,000      3,792,000      3,346,000
Deferred:
  Federal                           6,143,000      2,975,000      3,928,000
  State                             1,045,000        701,000        856,000
- --------------------------------------------------------------------------------
                                  $51,754,000    $45,108,000    $41,989,000
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

Deferred income tax liabilities are comprised of the following:

- --------------------------------------------------------------------------------
DECEMBER 31,                                               1995         1994
- --------------------------------------------------------------------------------
Excess contract amortization for tax purposes          $42,356,000  $35,043,000
Installment sale for tax purposes on real estate
  partnerships sold prior to acquisition of subsidiary   1,296,000    1,675,000
Other                                                      954,000      700,000
- --------------------------------------------------------------------------------
                                                       $44,606,000  $37,418,000
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

For purchase acquisitions which occurred prior to The Revenue Reconciliation Act of 1993 (the Act), the excess contract amortization for income tax purposes results from the application of a method under which the deductions for income tax purposes are determined by (1) amortizing the cost assigned to contracts acquired on a straight-line basis over the same estimated useful lives as those used for financial reporting purposes; and (2) deducting the unamortized balance of such cost which is allocated to the individual contracts when any such contract is terminated. For acquisitions subsequent to the Act, the deduction for income tax purposes is determined by amortizing the cost assigned to contracts acquired on a straight-line basis over a 15-year period, with no deduction for the unamortized balance of individual contract terminations.

The effective income tax rate differs from the statutory Federal income tax rate as follows:

- --------------------------------------------------------------------------------
                                                 1995      1994      1993
- --------------------------------------------------------------------------------
Federal income tax statutory rate                 35%       35%       35%
State income taxes, net of federal benefit         5         5         5
Nondeductible items                                3         3         3
- --------------------------------------------------------------------------------
                                                  43%       43%       43%
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

Income taxes of $41,538,000, $40,720,000 and $32,050,000 were paid in 1995, 1994 and 1993, respectively.

The Company's federal income tax returns for the years ending December 31, 1984 through 1992 remain under audit by the Internal Revenue Service. On January 30, 1992, the Company received a Revenue Agent's Report proposing certain adjustments to the Company's federal income tax returns for the years ending December 31, 1984, 1985 and 1986. In April 1992, the Company filed its protest with the Internal Revenue Service. The principal issue involved is the deductibility of the amortization of cost assigned to investment advisory contracts acquired. Management and its advisors believe that the Company's practice of deducting the amortization of cost assigned to contracts acquired is correct and that the Company's position for the years under audit will ultimately be sustained on appeal within the Internal Revenue Service, or, if necessary, in court. In management's opinion, the appropriateness of the Company's practice was further supported in 1993 by the Supreme Court's favorable decision on similar practices for treating intangible assets. Should the adjustments proposed in the Revenue Agent's Report be upheld in their entirety, the Company's additional liability for federal income tax for the years covered by the report would approximate $13,124,000, plus statutory interest thereon. The Company believes that the amount, if any, which might result from the audit will not have a material effect on the Company's consolidated financial position, its consolidated results of operations nor its consolidated cash flows.

- --------------------------------------------------------------------------------
NOTE 7 - ACQUISITIONS AND COMMITMENTS
During 1996, the Company issued shares of its common stock to acquire Rogge
Global Partners and Clay Finlay through transactions accounted for as poolings of interests.

During 1995, the Company acquired Provident Investment Counsel and Pilgrim Baxter & Associates through purchase transactions.

During 1994, the Company issued shares of its common stock to acquire Investment Research Company through a transaction accounted for as a pooling of interests. The Company also acquired Dwight Asset Management Company and Suffolk Capital Management, Inc. during 1994 through purchase transactions. In addition, the Company acquired, through a purchase transaction, certain assets of JMB Institutional Realty and JMB Properties Company which were contributed to an affiliate, Heitman Financial Ltd.

During 1993, the Company issued shares of its common stock to acquire Heitman Financial Ltd. and Murray Johnstone Limited through transactions accounted for as poolings of interests. The Company also acquired Pell, Rudman & Co., Inc. and GSB Investment Management, Inc. during 1993 through purchase transactions.

The purchase price, including direct costs, associated with the acquisitions accounted for as purchases and the allocations thereof are summarized as follows:
- --------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31,                1995           1994          1993
- --------------------------------------------------------------------------------
Consideration:
  Cash                            $ 52,295,000   $170,394,000   $32,693,000
  Subordinated notes               356,893,000     85,584,000    19,056,000
  Common stock and warrants         68,872,000      4,045,000     1,161,000
- --------------------------------------------------------------------------------
                                  $478,060,000   $260,023,000   $52,910,000
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
Allocation of purchase price:
  Net tangible assets             $  9,336,000   $  6,464,000   $ 2,112,000
  Cost assigned to contracts
    acquired                       468,724,000    251,365,000    49,675,000
  Other assets                              --      2,194,000     1,123,000
- --------------------------------------------------------------------------------
                                  $478,060,000   $260,023,000   $52,910,000
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

The results of operations of Provident Investment Counsel and Pilgrim Baxter & Associates are included in the consolidated results of operations of the Company from their respective dates of acquisition, February 15, 1995 and April 28, 1995.

During 1996, the Company issued 7,586,402 shares of its common stock to the former shareholders of Rogge Global Partners and Clay Finlay to effect the poolings of interests with these firms. Accordingly, the consolidated financial statements of the Company have been restated to include Rogge
Global Partners and Clay Finlay for the applicable periods. A reconciliation of revenues, net income and earnings per share as previously reported and as restated follows below:
- --------------------------------------------------------------------------------
                                  1995           1994           1993
- --------------------------------------------------------------------------------
Revenues:
  As previously reported     $698,462,000   $492,288,000   $449,858,000
  Pooled firms                 35,891,000     29,081,000     26,871,000
- --------------------------------------------------------------------------------
    As restated              $734,353,000   $521,369,000   $476,729,000
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
Net income:
  As previously reported      $67,317,000    $59,012,000    $53,287,000
  Pooled firms                    (61,000)     1,373,000      1,692,000
- --------------------------------------------------------------------------------
    As restated               $67,256,000    $60,385,000    $54,979,000
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
Earnings per share:
  Primary, as previously
    reported                        $1.08          $1.00           $.92
  Primary, as restated              $ .97          $ .91           $.84
  Fully diluted, as
    previously reported             $1.08          $1.00           $.92
  Fully diluted, as restated        $ .97          $ .91           $.84

At December 31, 1995, $7,940,000 was accrued in connection with additional purchase price commitments that are payable in 1996 to the former owners of affiliates. Of this amount, $6,470,000 will be paid in cash and the remainder will be issued as subordinated notes.

At December 31, 1994, $7,683,000 was accrued in connection with additional purchase price commitments that were paid in 1995 to the former owners of affiliates. Of this amount, $4,398,000 was paid in cash and the remainder was issued as subordinated notes.

Cash and subordinated notes of $2,896,000 were paid in 1993 in connection with additional purchase price commitments due in 1993 to the former owners of an affiliate.

In conjunction with certain acquisitions and employment arrangements, the Company has entered into agreements to make payments potentially totaling as much as $278,000,000 in the form of cash, subordinated notes and the Company's common stock, on dates through 2001. These payments are dependent upon the achievement of stipulated business goals.

Unaudited pro forma data for the years ended December 31, 1995, 1994 and 1993 are set forth below, giving consideration to the acquisitions occurring in the respective three-year period, as well as the 1996 pooling of interests transactions, assuming revenue sharing plans (see Note 1) had been in effect and after certain other pro forma adjustments have been made.

- --------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31,                1995           1994           1993
- --------------------------------------------------------------------------------

Revenues                          $758,490,000   $691,239,000   $666,829,000
Net income                        $ 78,734,000   $ 75,753,000   $ 74,502,000
Primary earnings per share               $1.12          $1.10          $1.06
Fully diluted earnings per share         $1.12          $1.10          $1.05